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                                                                    EXHIBIT 5.1

                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                     [LETTERHEAD]



                                  February 10, 1998



PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

The Bank of New York
The Bank of New York (Delaware)
c/o The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

          Re:  FLEETWOOD CAPITAL TRUST

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Fleetwood Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Preferred Securities to the initial purchaser (the "Initial Purchaser") identified in the Purchase Agreement dated as of February 10, 1998 (the "Purchase Agreement") among the Initial Purchaser, the Trust and Fleetwood Enterprises, Inc., a Delaware corporation ("Fleetwood Enterprises"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust dated as of February 10, 1998 (the "Governing Instrument").

          In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on January 16, 1998 (the "Certificate of Trust"); a Declaration of Trust of the Trust dated as of January 16, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of February 10, 1998 between Fleetwood Enterprises and The Bank of New York, as Trustee; the Preferred Securities Guarantee Agreement dated as of February 10, 1998 between Fleetwood Enterprises and The Bank of New York, as Trustee; the Common

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Securities Guarantee Agreement dated as of February 10, 1998 executed by
Fleetwood Enterprises; the Purchase Agreement; the Trust's Offering Memorandum dated February 4, 1998 relating to the Preferred Securities (the "Memorandum"); the Registration Rights Agreement dated February 10, 1998 among the Trust, Fleetwood Enterprises and PaineWebber Incorporated; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents.
 We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinion set forth in paragraph 4 below, the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Purchase Agreement by the parties thereto prior to the first issuance of Securities); (iii) that no event has occurred, or will occur, subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable;
(v) that the Initial Purchaser and Fleetwood Enterprises, as Sponsor, (or each other Holder of Securities) has made, or will make, payment of the required consideration therefor and received, or will receive, a Preferred Security Certificate or a Common Security Certificate, as the case may be, in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Purchase Agreement and the Memorandum and that the Securities are, or will be, otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Purchase Agreement and the Memorandum; (vi) that the Sponsor has directed the Regular Trustees to take the actions contemplated by Section 2.6(b) of the Original Governing Instrument and Section 3.6(b) of the Governing Instrument, as applicable; (vii) that the Trust does not and will not conduct any business or activities in the State of Delaware (other than activities incidental to its continued existence as a Delaware statutory business trust); (viii) that the Trust is a grantor trust for federal income tax purposes and that the Holders of the Preferred Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Debentures held by the Trust; (ix)

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that the Securities and the Debentures are executed and delivered outside the
State of Delaware; and (x) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to, and assume no responsibility for the contents of, the Memorandum or any other offering material relating to the Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

          For purposes of our opinions set forth in paragraphs 1, 8 and 9 below, we refer only to laws, rules and regulations of the State of Delaware, and required authorizations, approvals, consents and orders of any Delaware governmental authority or agency, that are of general application and, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than securities or blue sky laws).

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly created and validly existing business trust in good standing under the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

          2. The Governing Instrument constitutes a legal, valid and binding obligation of Fleetwood Enterprises and each of the Regular Trustees, enforceable against Fleetwood Enterprises and each of the Regular Trustees in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, (b) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) considerations of public policy or the effect of applicable law relating to fiduciary duties.

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          3.   Under the Delaware Act and the Governing Instrument, the Trust
has all requisite business trust power and authority to (a) execute and deliver, and to perform its obligations under, the Purchase Agreement, (b) perform its obligations under the Governing Instrument, (c) issue the Securities and (d) purchase and hold the Debentures.

          4. The execution and delivery of the Purchase Agreement by the Trust, and the performance of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          5. The Common Securities have been duly authorized by the Governing Instrument for issuance and, when issued, delivered and paid for in accordance with the terms of the Governing Instrument, will be validly issued undivided beneficial interests in the assets of the Trust.

          6. The Preferred Securities have been duly authorized by the Governing Instrument for issuance and, when issued, delivered and paid for in accordance with the terms of the Governing Instrument and the Purchase Agreement, will be validly issued and, subject to the terms of the Governing Instrument and the further qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. Under the Delaware Act and the Governing Instrument, the Holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law; provided that we express no opinion as to any Holder of Preferred Securities that is, was or becomes a named Trustee of the Trust. We note that the Holders of the Preferred Securities may be subject to the withholding provisions of Section 11.4 of the Governing Instrument and may be required to make payment or provide indemnity or security as set forth in the Governing Instrument.

          7. Under the Delaware Act and the Governing Instrument, the issuance of the Preferred Securities is not subject to preemptive rights.

          8. The issuance and sale by the Trust of the Preferred Securities, the execution, delivery and performance by the Trust of the Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and the compliance by the Trust with its obligations thereunder do not
(a) result in any violation of the Governing Instrument or the Certificate of Trust or any applicable Delaware law (statutory or decisional) or any rule or regulation of any Delaware governmental

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agency or (b) require the approval of any Delaware governmental agency.

          9. No authorization, approval, consent or order of any Delaware governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Securities, except such as may be required under Delaware securities or blue sky laws.

          10. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of the State of the State of Delaware) or employees in the State of Delaware, the Trust's Security Holders (other than Holders of Securities, or Persons who are partners or S corporation shareholders for federal income tax purposes in such Holders of the Securities, who reside or domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

          This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts, circumstances or law that may hereafter occur or take effect. We understand that the firm of Gibson, Dunn & Crutcher LLP wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the rendering of its opinion to the Initial Purchaser dated the date hereof and relating to the subject matter hereof, and we hereby consent to such reliance. Except as provided in the preceding sentence, this opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                        Very truly yours,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL

                                        /s/ Morris, Nichols, Arsht & Tunnell